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                                                                    EXHIBIT 24.3





                      CONSENT OF INDEPENDENT VALUATION  EXPERTS

To the Board of Directors
Heartland Communications & Management, Inc.

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 18, 1997 related to our valuation of the common stock of Heartland Communications & Management, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                                   HOULIHAN VALUATION ADVISORS


Costa Mesa, California
December 18, 1997